Exhibit 99.1

Contact:              Alexander D. Dodd - (804) 486-2634

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER FINANCIAL RESULTS

Richmond, Va., October 20, 2026 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $133.7 million and basic and diluted earnings per common share of $0.95 and $0.94, respectively, for the third quarter of 2026 and adjusted operating earnings available to common shareholders(+) of $135.6 million and adjusted diluted operating earnings per common share(+) of $0.96 for the third quarter of 2026.

“Atlantic Union delivered a solid third quarter, with healthy loan growth, strong credit quality and continued progress in expanding our earnings capacity,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Excluding the expense associated with the redemption of our subordinated debt, our operating performance demonstrates the earnings power we have built over many years, which we believe positions us to deliver differentiated financial performance relative to our peers.”

“Atlantic Union is a story of transformation from a Virginia community bank into the largest regional bank headquartered in the lower Mid-Atlantic, with operations across Virginia and Maryland and a growing presence in North Carolina. Guided by our priorities of soundness, profitability and growth—in that order—we remain focused on sustainable, profitable growth and long-term value creation for our shareholders.”

STRATEGIC ACTIONS

Subordinated Debt

During the third quarter of 2026, the Company issued $250.0 million in aggregate principal amount of its 6.25% Fixed-to-Floating Rate Subordinated Notes due August 1, 2036 (the “2036 Subordinated Notes”). The 2036 Subordinated Notes convert to a floating rate equal to the three-month term Secured Overnight Financing Rate, plus a spread of 213 basis points on August 1, 2031. Net proceeds from the issuance, after underwriting discounts and offering expenses, were approximately $246.8 million.

The Company used the net proceeds to redeem the $168.0 million principal amount of its outstanding 4.25% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “2029 Subordinated Notes”), plus accrued interest, and for general corporate purposes. The 2029 Subordinated Notes transitioned to a floating interest rate on November 15, 2024, and had a rate of 6.53% at the time of redemption. As a result of the redemption, the Company recognized a $2.7 million pre-tax loss on debt extinguishment in the third quarter of 2026, recorded within non-interest expense, reflecting the acceleration of acquisition-related fair value marks associated with the 2029 Subordinated Notes.

Share Repurchase Program

On May 5, 2026, the Company’s Board of Directors authorized a $250.0 million share repurchase program (the “Repurchase Program”) through May 5, 2027 in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. During the third quarter of 2026, the Company repurchased approximately 1.5 million shares (or $62.5 million), at an average price of $41.38 per share. At September 30, 2026, approximately $177.5 million remained available under the Repurchase Program for future repurchases.

NET INTEREST INCOME

For the third quarter of 2026, net interest income was $328.4 million, an increase of $3.3 million from $325.1 million in the second quarter of 2026. Net interest income - fully taxable equivalent (“FTE”)(+) was $333.1 million in the third quarter of 2026, an increase of $3.4 million from $329.7 million in the second quarter of 2026. The increases from the prior quarter in both net interest income and net interest income (FTE)(+) were driven primarily by higher interest income on loans held for investment (“LHFI”), reflecting loan growth and increased loan accretion income. The aforementioned increases were partially offset by higher deposit interest expense, primarily resulting from increased costs on customer interest-bearing deposits, higher brokered deposit costs, and higher borrowing costs from both short-term and long-term borrowings. Long-term borrowing costs increased primarily due to the overlapping periods in which both the 2029 and 2036 Subordinated Notes were outstanding, as well as the larger principal amount of the 2036 Subordinated Notes.

For the third quarter of 2026, the Company’s net interest margin decreased 7 basis points from the prior quarter to 3.82%. Net interest margin (FTE)(+) decreased 6 basis points from the prior quarter to 3.88%. The decreases were driven primarily by a higher cost of funds which increased 7 basis points to 2.01% compared to the second quarter of 2026, primarily due to increased costs on interest-bearing customer deposits and higher brokered deposit costs. The yield on total earning assets (FTE)(+) was 5.89% for the third quarter of 2026, an increase of 1 basis point from the prior quarter, driven by higher loan balances and loan accretion income.

The Company’s net interest margin (FTE)(+) includes the impact of acquisition accounting fair value adjustments. Net accretion income for the quarter ended September 30, 2026 was $40.9 million, compared to $39.9 million for the quarter ended June 30, 2026. The impact of accretion and amortization for the periods presented is reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Accretion	Amortization	Total
For the quarter ended June 30, 2026	$40,449	$111	$(621)	$39,939
For the quarter ended September 30, 2026	41,298	19	(452)	40,865

ASSET QUALITY

Overview

At September 30, 2026, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.37%, a decrease of 2 basis points from June 30, 2026 and a decrease of 12 basis points from September 30, 2025, which was primarily driven by lower new nonaccruals in the current quarter. Accruing past due loans as a percentage of total LHFI totaled 0.34% at September 30, 2026, an increase of 6 basis points from June 30, 2026, and an increase of 7 basis points from September 30, 2025. Net charge-offs were 0.03% of total average LHFI (annualized) for the third quarter of 2026, unchanged from the second quarter of 2026, and a decrease of 53 basis points compared to the third quarter of 2025, which was primarily driven by charge-offs of two commercial and industrial loans in the third quarter of 2025. The allowance for credit losses (“ACL”) totaled $334.2 million at September 30, 2026, a $3.3 million increase from the prior quarter.

Nonperforming Assets

The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Nonaccrual loans	$106,509	$110,926	$97,828	$115,051	$131,240
Foreclosed properties	1,964	1,756	1,856	1,826	2,001
Total nonperforming assets	$108,473	$112,682	$99,684	$116,877	$133,241

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Beginning Balance	$110,926	$97,828	$115,051	$131,240	$162,615
Net customer payments and other activity (1)	(8,683)	(9,330)	(33,934)	(21,667)	(17,947)
Additions (1)	6,220	24,283	17,679	7,816	25,333
Charge-offs	(1,746)	(1,855)	(909)	(2,307)	(37,410)
Loans returning to accruing status	—	—	—	(31)	(77)
Transfers to foreclosed property	(208)	—	(59)	—	(1,274)
Ending Balance	$106,509	$110,926	$97,828	$115,051	$131,240

(1) Measurement period adjustments related to the fair values of certain Sandy Spring Bancorp, Inc. (“Sandy Spring”) acquired loans impacted the nonaccrual activity for the quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, and were finalized upon conclusion of the measurement period on March 31, 2026.

Past Due Loans

At September 30, 2026, past due loans still accruing interest totaled $98.9 million or 0.34% of total LHFI, compared to $80.4 million or 0.28% of total LHFI at June 30, 2026, and $74.2 million or 0.27% of total LHFI at September 30, 2025. The increase in past due loans from the prior quarter was primarily within commercial real estate – non-owner occupied, commercial and industrial, and commercial real estate – owner occupied loan portfolios.

Allowance for Credit Losses

At September 30, 2026, the ACL was $334.2 million, comprised of an allowance for loan and lease losses (“ALLL”) of $301.4 million and a reserve for unfunded commitments (“RUC”) of $32.8 million. The ACL increased $3.3 million from the prior quarter, primarily reflecting the impact of loan growth during the third quarter of 2026. At September 30, 2026, the ALLL and ACL represented 1.03% and 1.14% of total LHFI, respectively, compared to 1.04% and 1.15% at June 30, 2026. The RUC coverage ratio was 0.11% at September 30, 2026, consistent with the prior quarter.

Net Charge-offs

Net charge-offs were $2.3 million or 0.03% of total average LHFI on an annualized basis for the third quarter of 2026, compared to $2.0 million or 0.03% (annualized) for the second quarter of 2026, and $38.6 million or 0.56% (annualized) for the third quarter of 2025. The decrease in net charge-offs for the third quarter of 2026 compared to the prior year was primarily due to the charge-offs of two commercial and industrial loans that were recorded in the third quarter of 2025 and had been partially reserved for previously.

Provision for Credit Losses

For the third quarter of 2026, the Company recorded a provision for credit losses of $5.7 million, compared to $11.7 million in the prior quarter, and $16.2 million in the third quarter of 2025. The decrease in the provision for credit losses compared to the prior quarter primarily reflected lower reserve requirements associated with a modest decline in the allowance coverage ratio, as well as slower loan growth relative to the second quarter of 2026. The decrease in the provision for credit losses compared to the third quarter of 2025 was primarily attributable to the charge-offs of two commercial and industrial loans that were recorded in the third quarter of 2025 and had been partially reserved for previously.

NONINTEREST INCOME

Noninterest income decreased $35.4 million to $54.8 million for the third quarter of 2026 from $90.2 million in the prior quarter, primarily driven by a $32.3 million pre-tax gain on the sale of the Company’s equity interest in Bearing Insurance Group, LLC (“Bearing Insurance”) recognized during the second quarter of 2026.

Adjusted operating noninterest income(+), which excludes the pre-tax gain on sale of equity interest in Bearing Insurance ($32.3 million in the second quarter of 2026) and the pre-tax gains on sale of securities ($10 thousand in the third quarter of 2026 and $4 thousand in the second quarter of 2026), decreased $3.1 million to $54.8 million, compared to $57.9 million in the prior quarter. This decrease was primarily due to a $2.0 million decline in loan-related interest rate swap fees driven by lower transaction volumes, a $1.1 million decrease in mortgage banking income due to lower mortgage origination volumes and lower gain on sale margins, and a $1.0 million decrease in fiduciary and asset management fees.

NONINTEREST EXPENSE

Noninterest expense increased $5.2 million to $204.3 million for the third quarter of 2026 from $199.1 million in the prior quarter, primarily driven by the $2.7 million pre-tax loss on debt extinguishment recognized in the third quarter of 2026.

Adjusted operating noninterest expense(+), which excludes the pre-tax loss on debt extinguishment ($2.7 million in the third quarter of 2026) and amortization of intangible assets ($14.9 million in the third quarter of 2026 and $15.1 million in the second quarter of 2026), increased $2.7 million to $186.7 million, compared to $184.0 million in the prior quarter. This increase was primarily due to a $2.6 million seasonal increase in marketing and advertising expense, a $1.7 million increase in salaries and benefits expense, primarily due to an increase in variable incentive compensation expense and additional full-time equivalent employees associated with the Company’s North Carolina expansion, and a $1.5 million increase in technology and data processing expense, primarily reflecting ongoing investments in strategic technology initiatives and related software maintenance costs. These increases were partially offset by a $3.4 million decrease in other expenses, primarily driven by gains on the sales of other real estate owned during the third quarter of 2026.

INCOME TAXES

The Company’s effective tax rate was 21.1% for the quarter ended September 30, 2026, compared to 20.8% for the quarter ended September 30, 2025. For the nine months ended September 30, 2026 and September 30, 2025, the effective tax rates were 21.1% and 17.2%, respectively. The increase in the effective tax rate for the nine months ended September 30, 2026 was primarily due to a $7.7 million income tax benefit recognized in the second quarter of 2025 related to the re-evaluation of the Company’s state net deferred tax asset following the Sandy Spring acquisition, as well as an overall increase in the proportion of taxable income to tax-exempt income.

KEY BALANCE SHEET COMPONENTS AND CAPITAL RATIOS

The following tables summarize the Company’s key balance sheet components and capital ratios as of the dates presented (dollars in millions, except per share data):

	9/30/2026	6/30/2026	QoQ	QoQ % change(1)	9/30/2025	YoY	YoY % change
	(unaudited)	(unaudited)			(unaudited)
Assets	$38,352	$38,100	$252	2.62%	$37,073	$1,279	3.45%
Cash and cash equivalents	701	990	(289)	(115.82)%	795	(94)	(11.82)%
LHFI (net of unearned income)	29,297	28,673	624	8.63%	27,361	1,936	7.08%
Quarterly Average LHFI (net of unearned income)	28,928	28,244	684	9.61%	27,386	1,542	5.63%
Total Securities	4,784	4,942	(158)	(12.68)%	5,311	(527)	(9.92)%
Securities available for sale ("AFS")	3,749	3,877	(128)	(13.10)%	4,268	(519)	(12.16)%
Securities held to maturity ("HTM")	845	861	(16)	(7.37)%	884	(39)	(4.41)%
Restricted Stock, at cost	190	204	(14)	(27.23)%	159	31	19.50%
Deposits	30,966	30,468	498	6.48%	30,665	301	0.98%
Quarterly Average Deposits	30,508	30,391	117	1.53%	31,032	(524)	(1.69)%
Borrowings	1,622	1,881	(259)	(54.63)%	860	762	88.60%
Quarterly Average Borrowings	1,717	1,371	346	100.13%	869	848	97.58%
Cash dividends paid per common share	$0.37	$0.37	$—	—%	$0.34	$0.03	8.82%
Dividends on each share of Series A preferred stock (2)	$171.88	$171.88	$—	—%	$171.88	$—	—%

(1) Quarter over quarter percentage changes are calculated on an annualized basis except for dividends, which are presented on a per share basis.

(2) The preferred stock dividend was equivalent to $0.43 per outstanding depositary share for each period presented.

	9/30/2026	6/30/2026	9/30/2025
Common equity Tier 1 capital ratio (3)	10.39%	10.41%	9.92%
Tier 1 capital ratio (3)	10.91%	10.94%	10.46%
Total capital ratio (3)	14.55%	14.15%	13.81%
Leverage ratio (Tier 1 capital to average assets) (3)	9.59%	9.62%	8.92%
Common equity to total assets	12.74%	13.09%	12.81%
Tangible common equity to tangible assets (+)	7.87%	8.17%	7.69%

(3) All ratios at September 30, 2026 are estimates and subject to change pending the Company’s filing of its FR Y-9C. All other periods are presented as filed.

The key drivers of the consolidated balance sheet changes for the periods presented are summarized below:

●	Total assets increased from the prior quarter primarily due to increases in LHFI, partially offset by a decrease in cash and cash equivalents. Total assets increased from the same period in the prior year primarily due to an increase in LHFI, partially offset by a decrease in total securities.

●	LHFI and quarterly average LHFI increased compared to both June 30, 2026 and September 30, 2025. The increase in LHFI from the prior quarter was primarily due to higher balances in the commercial and industrial, other commercial, and construction and land development loan portfolios. The increase in LHFI from the same period in the prior year was primarily due to increases in commercial and industrial, commercial real estate – non-owner occupied, and other commercial portfolios.

●	Total securities decreased from June 30, 2026, primarily reflecting the impact of higher market interest rates on the fair value of AFS securities, with the related unrealized losses reflected in accumulated other comprehensive income (“AOCI”). Total securities decreased from September 30, 2025 primarily due to principal repayments of AFS mortgage-backed securities and the impact of higher market interest rates on the fair value of AFS securities.

●	Common equity to total assets and tangible common equity to tangible assets decreased from June 30, 2026, as the negative impact of changes in AOCI associated with higher market interest rates and lower fair values of AFS securities more than offset capital generated through earnings during the quarter.

●	Total deposits and quarterly average deposits increased from the prior quarter due to increases in brokered and demand deposits, partially offset by a decrease in interest-bearing customer deposits. Compared to the same period in the prior year, total deposits increased due to higher interest-bearing deposits, partially offset by lower demand deposits.

●	Total borrowings decreased from June 30, 2026 and increased from September 30, 2025. The decrease from the prior quarter was primarily due to decreases in Federal Home Loan Bank (“FHLB”) advances, partially offset by an increase in long-term borrowings due to the net impact of the 2036 Subordinated Notes issuance and 2029 Subordinated Notes redemption. The increase from the same period in the prior year was primarily due to increases in FHLB advances and an increase in long-term borrowings due to the Subordinated Notes activity noted above.

●	Since the inception of the Repurchase Program authorized on May 5, 2026, the Company has repurchased approximately 1.8 million shares for $72.5 million at an average price of $40.84 per share. As of September 30, 2026, approximately $177.5 million remained available under the Repurchase Program for future share repurchases.

(+) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington, D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

THIRD QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, October 20, 2026, during which management will review our financial results for the third quarter of 2026 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/gb9rrzsf.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BI45511d3d3f0e45e98658c057c5f2478a.

To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended September 30, 2026, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of our ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. Non-GAAP financial measures may be identified with the symbol (+) and may be labeled as adjusted. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations; statements regarding our strategic expansion into North Carolina, including our expectations regarding new branch openings; statements regarding our investments in strategic technology initiatives; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, the interest rate environment, economic, fiscal or trade policy and the potential related impacts on our business and loan demand; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;
●	legislative or regulatory changes and requirements, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
●	the sufficiency of liquidity and changes in our capital position;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth;
●	the possibility that the anticipated benefits of our acquisition activity, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships;

●	our ability to identify, recruit and retain key employees;
●	monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes in these portfolios;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the Current Expected Credit Losses (“CECL”) methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	concentrations of loans secured by real estate, particularly CRE;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase the risk of a cybersecurity attack or the probability that such an attack would be successful;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Results of Operations
Interest and dividend income	$501,133	$486,828	$503,437	$1,459,695	$1,319,645
Interest expense	172,711	161,710	184,227	493,782	494,900
Net interest income	328,422	325,118	319,210	965,913	824,745
Provision for credit losses	5,731	11,737	16,233	20,205	139,578
Net interest income after provision for credit losses	322,691	313,381	302,977	945,708	685,167
Noninterest income	54,792	90,248	51,751	199,823	162,436
Noninterest expense	204,333	199,136	238,446	613,279	652,327
Income before income taxes	173,150	204,493	116,282	532,252	195,276
Income tax expense (benefit)	36,518	43,480	24,142	112,441	33,527
Net income	136,632	161,013	92,140	419,811	161,749
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$133,665	$158,046	$89,173	$410,910	$152,848

Interest earned on earning assets (FTE) (1)	$505,826	$491,389	$507,856	$1,473,501	$1,332,184
Net interest income (FTE) (1)	333,115	329,679	323,629	979,719	837,284
Total revenue (FTE) (1)	387,907	419,927	375,380	1,179,542	999,720
Pre-tax pre-provision earnings (FTE) (1)	183,574	220,791	136,934	566,263	347,393

Key Ratios
Earnings per common share, diluted	$0.94	$1.11	$0.63	$2.89	$1.22
Return on average assets (ROA)	1.43%	1.73%	0.98%	1.49%	0.65%
Return on average equity (ROE)	10.54%	12.60%	7.51%	10.98%	5.06%
Return on average tangible common equity (ROTCE) (2)(3)	19.59%	23.42%	15.51%	20.56%	10.81%
Efficiency ratio	53.32%	47.94%	64.28%	52.61%	66.08%
Efficiency ratio (FTE) (1)	52.68%	47.42%	63.52%	51.99%	65.25%
Net interest margin	3.82%	3.89%	3.77%	3.84%	3.68%
Net interest margin (FTE) (1)	3.88%	3.94%	3.83%	3.89%	3.73%
Yields on earning assets (FTE) (1)	5.89%	5.88%	6.00%	5.85%	5.94%
Average cost of interest-bearing liabilities	2.68%	2.59%	2.93%	2.62%	2.96%
Average cost of deposits	2.00%	1.93%	2.18%	1.94%	2.22%
Average cost of funds	2.01%	1.94%	2.17%	1.96%	2.21%

Operating Measures (4)
Adjusted operating earnings	$138,601	$136,987	$122,693	$404,709	$315,343
Adjusted operating earnings available to common shareholders	135,634	134,020	119,726	395,808	306,442
Adjusted operating pre-tax pre-provision earnings (FTE) (1) (7)	186,218	188,437	176,547	545,585	440,913
Adjusted operating earnings per common share, diluted	$0.96	$0.94	$0.84	$2.79	$2.46
Adjusted operating ROA	1.45%	1.47%	1.30%	1.44%	1.26%
Adjusted operating ROE	10.69%	10.72%	10.00%	10.58%	9.86%
Adjusted operating ROTCE (2)(3)	19.85%	20.11%	20.09%	19.86%	19.73%
Adjusted operating efficiency ratio (FTE) (1)(6)	48.14%	47.47%	48.79%	48.47%	50.45%

Per Share Data
Earnings per common share, basic	$0.95	$1.11	$0.63	$2.90	$1.23
Earnings per common share, diluted	0.94	1.11	0.63	2.89	1.22
Cash dividends paid per common share	0.37	0.37	0.34	1.11	1.02
Market value per share	37.95	42.31	35.29	37.95	35.29
Book value per common share	34.78	35.14	33.52	34.78	33.52
Tangible book value per common share (2)	20.36	20.77	18.99	20.36	18.99
Price to earnings ratio, diluted	10.14	9.50	14.16	9.81	21.55
Price to book value per common share ratio	1.09	1.20	1.05	1.09	1.05
Price to tangible book value per common share ratio (2)	1.86	2.04	1.86	1.86	1.86
Unvested shares of restricted stock awards	462,710	481,488	885,686	462,710	885,686
Weighted average common shares outstanding, basic	141,293,231	142,099,251	141,728,909	141,762,468	124,402,891
Weighted average common shares outstanding, diluted	141,641,618	142,320,806	141,986,217	142,078,792	124,794,832
Common shares outstanding at end of period	140,445,286	141,924,165	141,732,071	140,445,286	141,732,071

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Capital Ratios
Common equity Tier 1 capital ratio (5)	10.39%	10.41%	9.92%	10.39%	9.92%
Tier 1 capital ratio (5)	10.91%	10.94%	10.46%	10.91%	10.46%
Total capital ratio (5)	14.55%	14.15%	13.81%	14.55%	13.81%
Leverage ratio (Tier 1 capital to average assets) (5)	9.59%	9.62%	8.92%	9.59%	8.92%
Common equity to total assets	12.74%	13.09%	12.81%	12.74%	12.81%
Tangible common equity to tangible assets (2)	7.87%	8.17%	7.69%	7.87%	7.69%

Financial Condition
Assets	$38,351,665	$38,099,868	$37,072,733	$38,351,665	$37,072,733
LHFI (net of unearned income)	29,296,616	28,673,271	27,361,173	29,296,616	27,361,173
Securities	4,784,392	4,941,974	5,310,629	4,784,392	5,310,629
Earning Assets	34,350,279	34,110,112	33,151,873	34,350,279	33,151,873
Goodwill	1,754,875	1,754,875	1,726,386	1,754,875	1,726,386
Amortizable intangibles, net	270,016	284,962	333,236	270,016	333,236
Deposits	30,965,529	30,468,257	30,665,324	30,965,529	30,665,324
Borrowings	1,622,403	1,881,340	860,312	1,622,403	860,312
Stockholders' equity	5,050,604	5,153,414	4,917,058	5,050,604	4,917,058
Tangible common equity (2)	2,859,356	2,947,220	2,691,079	2,859,356	2,691,079

Loans held for investment, net of unearned income
Construction and land development	$2,025,385	$1,859,217	$2,163,182	$2,025,385	$2,163,182
Commercial real estate - owner occupied	4,356,099	4,308,292	4,335,919	4,356,099	4,335,919
Commercial real estate - non-owner occupied	7,275,895	7,303,555	6,805,302	7,275,895	6,805,302
Multifamily real estate	2,382,541	2,429,355	2,196,467	2,382,541	2,196,467
Commercial & Industrial	5,850,846	5,628,880	4,956,770	5,850,846	4,956,770
Residential 1-4 Family - Commercial	984,149	1,008,438	1,105,067	984,149	1,105,067
Residential 1-4 Family - Consumer	2,991,674	2,930,665	2,799,669	2,991,674	2,799,669
Residential 1-4 Family - Revolving	1,346,890	1,312,531	1,186,298	1,346,890	1,186,298
Auto	110,418	131,477	211,900	110,418	211,900
Consumer	107,158	110,909	121,620	107,158	121,620
Other Commercial	1,865,561	1,649,952	1,478,979	1,865,561	1,478,979
Total LHFI	$29,296,616	$28,673,271	$27,361,173	$29,296,616	$27,361,173

Deposits
Interest checking accounts	$7,844,500	$7,812,504	$6,916,702	$7,844,500	$6,916,702
Money market accounts	6,556,864	6,821,997	6,932,836	6,556,864	6,932,836
Savings accounts	2,723,123	2,567,073	2,882,897	2,723,123	2,882,897
Customer time deposits of more than $250,000	1,869,330	1,876,425	1,773,710	1,869,330	1,773,710
Customer time deposits of $250,000 or less	4,124,050	4,104,769	4,007,070	4,124,050	4,007,070
Time deposits	5,993,380	5,981,194	5,780,780	5,993,380	5,780,780
Total interest-bearing customer deposits	23,117,867	23,182,768	22,513,215	23,117,867	22,513,215
Brokered deposits	1,085,988	557,751	1,047,467	1,085,988	1,047,467
Total interest-bearing deposits	$24,203,855	$23,740,519	$23,560,682	$24,203,855	$23,560,682
Demand deposits	6,761,674	6,727,738	7,104,642	6,761,674	7,104,642
Total deposits	$30,965,529	$30,468,257	$30,665,324	$30,965,529	$30,665,324

Averages
Assets	$37,975,963	$37,433,973	$37,377,383	$37,557,572	$33,378,378
LHFI (net of unearned income)	28,927,866	28,243,611	27,386,338	28,337,859	24,336,012
Loans held for sale	22,140	23,303	27,185	20,572	604,483
Securities	4,895,169	4,976,527	4,955,297	5,025,255	4,360,629
Earning assets	34,091,046	33,544,840	33,563,417	33,673,838	29,973,209
Deposits	30,507,775	30,390,719	31,031,655	30,370,700	27,619,076
Time deposits	6,422,120	6,086,936	6,283,031	6,184,345	5,856,307
Interest-bearing deposits	23,885,413	23,654,149	24,071,758	23,666,300	21,457,491
Borrowings	1,717,294	1,371,046	868,783	1,488,581	910,077
Interest-bearing liabilities	25,602,707	25,025,195	24,940,541	25,154,881	22,367,568
Stockholders' equity	5,144,943	5,125,495	4,866,989	5,113,117	4,276,987
Tangible common equity (2)	2,946,399	2,911,942	2,647,488	2,906,612	2,301,146

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Asset Quality
Allowance for Credit Losses (ACL)(8)
Beginning balance, Allowance for loan and lease losses (ALLL)	$298,756	$291,100	$315,574	$295,108	$178,644
Add: Recoveries	2,276	1,327	1,847	4,911	4,368
Less: Charge-offs	4,547	3,313	40,440	10,761	45,905
Add: Initial Allowance - Purchased Credit Deteriorated (PCD) loans	—	—	—	—	28,265
Add: Initial Provision - Non-PCD loans	—	—	—	—	89,538
Add: Provision for loan losses	4,947	9,642	16,054	12,174	38,125
Ending balance, ALLL	$301,432	$298,756	$293,035	$301,432	$293,035

Beginning balance, Reserve for unfunded commitments (RUC)	$32,227	$30,828	$26,778	$26,161	$15,041
Add: Initial Provision - RUC acquired loans	—	—	—	—	11,425
Add: Provision for unfunded commitments	587	1,399	173	6,653	485
Ending balance, RUC	$32,814	$32,227	$26,951	$32,814	$26,951
Total ACL	$334,246	$330,983	$319,986	$334,246	$319,986

ACL / total LHFI	1.14%	1.15%	1.17%	1.14%	1.17%
ALLL / total LHFI	1.03%	1.04%	1.07%	1.03%	1.07%
Net charge-offs / total average LHFI (annualized)	0.03%	0.03%	0.56%	0.03%	0.23%
Provision for loan losses/ total average LHFI (annualized)	0.07%	0.14%	0.23%	0.06%	0.70%

Nonperforming Assets
Construction and land development	$4,071	$4,441	$61,436	$4,071	$61,436
Commercial real estate - owner occupied	5,594	7,130	6,467	5,594	6,467
Commercial real estate - non-owner occupied	13,801	12,478	13,125	13,801	13,125
Multifamily real estate	20,529	23,399	1,583	20,529	1,583
Commercial & Industrial	30,397	31,423	9,193	30,397	9,193
Residential 1-4 Family - Commercial	1,778	2,115	6,615	1,778	6,615
Residential 1-4 Family - Consumer	24,169	24,117	23,623	24,169	23,623
Residential 1-4 Family - Revolving	4,379	4,983	5,444	4,379	5,444
Auto	297	374	556	297	556
Consumer	3	16	37	3	37
Other Commercial	1,491	450	3,161	1,491	3,161
Nonaccrual loans	$106,509	$110,926	$131,240	$106,509	$131,240
Foreclosed property	1,964	1,756	2,001	1,964	2,001
Total nonperforming assets (NPAs)	$108,473	$112,682	$133,241	$108,473	$133,241
Construction and land development	$2,353	$331	$1,856	$2,353	$1,856
Commercial real estate - owner occupied	4,558	7,503	2,790	4,558	2,790
Commercial real estate - non-owner occupied	1,735	7,597	2,283	1,735	2,283
Multifamily real estate	3,541	3,541	2,088	3,541	2,088
Commercial & Industrial	1,904	2,250	1,005	1,904	1,005
Residential 1-4 Family - Commercial	557	362	2,570	557	2,570
Residential 1-4 Family - Consumer	7,549	5,954	2,955	7,549	2,955
Residential 1-4 Family - Revolving	5,170	4,319	1,816	5,170	1,816
Auto	317	219	348	317	348
Consumer	327	33	311	327	311
Other Commercial	4,141	1,616	—	4,141	—
LHFI ≥ 90 days and still accruing	$32,152	$33,725	$18,022	$32,152	$18,022
Total NPAs and LHFI ≥ 90 days	$140,625	$146,407	$151,263	$140,625	$151,263
NPAs / total LHFI	0.37%	0.39%	0.49%	0.37%	0.49%
NPAs / total assets	0.28%	0.30%	0.36%	0.28%	0.36%
ALLL / nonaccrual loans	283.01%	269.33%	223.28%	283.01%	223.28%
ALLL/ nonperforming assets	277.89%	265.13%	219.93%	277.89%	219.93%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Past Due Detail
Construction and land development	$474	$593	$1,387	$474	$1,387
Commercial real estate - owner occupied	13,431	9,636	5,346	13,431	5,346
Commercial real estate - non-owner occupied	8,729	474	4,295	8,729	4,295
Multifamily real estate	249	1,325	3,113	249	3,113
Commercial & Industrial	3,085	2,512	4,902	3,085	4,902
Residential 1-4 Family - Commercial	1,909	2,140	2,843	1,909	2,843
Residential 1-4 Family - Consumer	2,359	1,557	1,871	2,359	1,871
Residential 1-4 Family - Revolving	3,929	4,297	3,074	3,929	3,074
Auto	1,797	1,853	2,744	1,797	2,744
Consumer	226	310	329	226	329
Other Commercial	766	2,516	—	766	—
LHFI 30-59 days past due	$36,954	$27,213	$29,904	$36,954	$29,904
Construction and land development	$850	$2,210	$5,784	$850	$5,784
Commercial real estate - owner occupied	6,128	2,112	2,217	6,128	2,217
Commercial real estate - non-owner occupied	4,382	871	—	4,382	—
Multifamily real estate	—	732	2,553	—	2,553
Commercial & Industrial	6,523	1,830	8,397	6,523	8,397
Residential 1-4 Family - Commercial	558	1,111	803	558	803
Residential 1-4 Family - Consumer	6,101	6,985	3,320	6,101	3,320
Residential 1-4 Family - Revolving	2,090	1,732	2,162	2,090	2,162
Auto	635	465	867	635	867
Consumer	744	320	179	744	179
Other Commercial	1,826	1,051	—	1,826	—
LHFI 60-89 days past due	$29,837	$19,419	$26,282	$29,837	$26,282

Past Due and still accruing	$98,943	$80,357	$74,208	$98,943	$74,208
Past Due and still accruing / total LHFI	0.34%	0.28%	0.27%	0.34%	0.27%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$328,422	$325,118	$319,210	$965,913	$824,745
FTE adjustment	4,693	4,561	4,419	13,806	12,539
Net interest income (FTE) (non-GAAP)	$333,115	$329,679	$323,629	$979,719	$837,284
Noninterest income (GAAP)	54,792	90,248	51,751	199,823	162,436
Total revenue (FTE) (non-GAAP)	$387,907	$419,927	$375,380	$1,179,542	$999,720
Less: Noninterest expense (GAAP)	204,333	199,136	238,446	613,279	652,327
Pre-tax pre-provision earnings (FTE) (non-GAAP)	$183,574	$220,791	$136,934	$566,263	$347,393

Average earning assets	$34,091,046	$33,544,840	$33,563,417	$33,673,838	$29,973,209
Net interest margin	3.82%	3.89%	3.77%	3.84%	3.68%
Net interest margin (FTE)	3.88%	3.94%	3.83%	3.89%	3.73%

Tangible Assets (2)
Ending assets (GAAP)	$38,351,665	$38,099,868	$37,072,733	$38,351,665	$37,072,733
Less: Ending goodwill	1,754,875	1,754,875	1,726,386	1,754,875	1,726,386
Less: Ending amortizable intangibles	270,016	284,962	333,236	270,016	333,236
Ending tangible assets (non-GAAP)	$36,326,774	$36,060,031	$35,013,111	$36,326,774	$35,013,111

Tangible Common Equity (2)
Ending equity (GAAP)	$5,050,604	$5,153,414	$4,917,058	$5,050,604	$4,917,058
Less: Ending goodwill	1,754,875	1,754,875	1,726,386	1,754,875	1,726,386
Less: Ending amortizable intangibles	270,016	284,962	333,236	270,016	333,236
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$2,859,356	$2,947,220	$2,691,079	$2,859,356	$2,691,079

Average equity (GAAP)	$5,144,943	$5,125,495	$4,866,989	$5,113,117	$4,276,987
Less: Average goodwill	1,754,875	1,754,875	1,711,081	1,747,837	1,547,051
Less: Average amortizable intangibles	277,313	292,322	342,064	292,312	262,434
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$2,946,399	$2,911,942	$2,647,488	$2,906,612	$2,301,146

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$133,665	$158,046	$89,173	$410,910	$152,848
Plus: Amortization of intangibles, tax effected	11,807	11,957	14,335	35,967	33,161
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$145,472	$170,003	$103,508	$446,877	$186,009

Return on average tangible common equity (ROTCE)	19.59%	23.42%	15.51%	20.56%	10.81%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Operating Measures (4)
Net income (GAAP)	$136,632	$161,013	$92,140	$419,811	$161,749
Plus: Merger-related costs, net of tax	—	—	26,856	6,956	94,847
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	—	—	—	77,742
Plus: Loss on debt extinguishment, net of tax	1,977	—	—	1,977	—
Less: Gain (loss) on sale of securities, net of tax	8	3	3	12	(64)
Less: (Loss) gain on CRE loan sale, net of tax	—	—	(3,700)	—	8,405
Less: Gain on sale of equity interest in Cary Street Partners ("CSP"), net of tax	—	—	—	—	10,654
Less: Gain on sale of equity interest in Bearing Insurance, net of tax	—	24,023	—	24,023	—
Adjusted operating earnings (non-GAAP)	138,601	136,987	122,693	404,709	315,343
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating earnings available to common shareholders (non-GAAP)	$135,634	$134,020	$119,726	$395,808	$306,442

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$204,333	$199,136	$238,446	$613,279	$652,327
Less: Loss on debt extinguishment	2,654	—	—	2,654	—
Less: Amortization of intangible assets	14,946	15,136	18,145	45,528	41,976
Less: Merger-related costs	—	—	34,812	9,034	118,652
Adjusted operating noninterest expense (non-GAAP)	$186,733	$184,000	$185,489	$556,063	$491,699

Noninterest income (GAAP)	$54,792	$90,248	$51,751	$199,823	$162,436
Less: Gain (loss) on sale of securities	10	4	4	16	(83)
Less: (Loss) gain on CRE loan sale	—	—	(4,805)	—	10,915
Less: Gain on sale of equity interest in CSP	—	—	—	—	14,300
Less: Gain on sale of equity interest in Bearing Insurance	—	32,350	—	32,350	—
Adjusted operating noninterest income (non-GAAP)	$54,782	$57,894	$56,552	$167,457	$137,304

Net interest income (FTE) (non-GAAP) (1)	$333,115	$329,679	$323,629	$979,719	$837,284
Adjusted operating noninterest income (non-GAAP)	54,782	57,894	56,552	167,457	137,304
Total adjusted revenue (FTE) (non-GAAP) (1)	$387,897	$387,573	$380,181	$1,147,176	$974,588

Efficiency ratio	53.32%	47.94%	64.28%	52.61%	66.08%
Efficiency ratio (FTE) (1)	52.68%	47.42%	63.52%	51.99%	65.25%
Adjusted operating efficiency ratio (FTE) (1)(6)	48.14%	47.47%	48.79%	48.47%	50.45%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$138,601	$136,987	$122,693	$404,709	$315,343

Average assets (GAAP)	$37,975,963	$37,433,973	$37,377,383	$37,557,572	$33,378,378
Return on average assets (ROA) (GAAP)	1.43%	1.73%	0.98%	1.49%	0.65%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.45%	1.47%	1.30%	1.44%	1.26%

Average equity (GAAP)	$5,144,943	$5,125,495	$4,866,989	$5,113,117	$4,276,987
Return on average equity (ROE) (GAAP)	10.54%	12.60%	7.51%	10.98%	5.06%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.69%	10.72%	10.00%	10.58%	9.86%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$135,634	$134,020	$119,726	$395,808	$306,442
Plus: Amortization of intangibles, tax effected	11,807	11,957	14,335	35,967	33,161
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$147,441	$145,977	$134,061	$431,775	$339,603

Average tangible common equity (non-GAAP)	$2,946,399	$2,911,942	$2,647,488	$2,906,612	$2,301,146
Adjusted operating return on average tangible common equity (non-GAAP)	19.85%	20.11%	20.09%	19.86%	19.73%

Operating pre-tax pre-provision earnings (FTE) (7)
Net income (GAAP)	$136,632	$161,013	$92,140	$419,811	$161,749
Plus: Provision for credit losses	5,731	11,737	16,233	20,205	139,578
Plus: Income tax expense	36,518	43,480	24,142	112,441	33,527
Plus: Merger-related costs	—	—	34,812	9,034	118,652
Plus: FTE adjustment	4,693	4,561	4,419	13,806	12,539
Plus: Loss on debt extinguishment	2,654	—	—	2,654	—
Less: Gain (loss) on sale of securities	10	4	4	16	(83)
Less: (Loss) gain on CRE loan sale	—	—	(4,805)	—	10,915
Less: Gain on sale of equity interest in CSP	—	—	—	—	14,300
Less: Gain on sale of equity interest in Bearing Insurance	—	32,350	—	32,350	—
Adjusted operating pre-tax pre-provision earnings (FTE) (non-GAAP)	$186,218	$188,437	$176,547	$545,585	$440,913
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating pre-tax pre-provision earnings available to common shareholders (FTE) (non-GAAP)	$183,251	$185,470	$173,580	$536,684	$432,012

Weighted average common shares outstanding, diluted	141,641,618	142,320,806	141,986,217	142,078,792	124,794,832
Adjusted operating pre-tax pre-provision earnings per common share, diluted (FTE)	$1.29	$1.30	$1.22	$3.78	$3.46

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Mortgage Origination Held for Sale Volume
Refinance Volume	$14,466	$12,226	$11,296	$52,067	$36,457
Purchase Volume	82,574	98,624	97,729	241,741	262,654
Total Mortgage loan originations held for sale	$97,040	$110,850	$109,025	$293,808	$299,111
% of originations held for sale that are refinances	14.9%	11.0%	10.4%	17.7%	12.2%

Wealth
Assets under management	$16,578,808	$16,522,020	$14,819,080	$16,578,808	$14,819,080

Other Data
End of period full-time equivalent employees	3,111	3,073	3,100	3,111	3,100

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude or include, as applicable, merger-related costs, CECL Day 1 non-PCD loans and RUC provision expense, loss on debt extinguishment, gain (loss) on sale of securities, (loss) gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.
(5)	All ratios at September 30, 2026 are estimates and subject to change pending the Company’s filing of its FR Y-9C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, loss on debt extinguishment, gain (loss) on sale of securities, (loss) gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Adjusted operating pre-tax pre-provision earnings (FTE) excludes or includes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, FTE adjustment, loss on debt extinguishment, gain (loss) on sale of securities, (loss) gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of equity interest in Bearing Insurance. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(8)	Effective January 1, 2026, the Company made certain changes to its ACL methodology as part of the continued enhancement of its credit modeling practices, resulting in more dynamic and precise modeling that allows for more granularity in the monitoring of our credit losses. The ACL methodology changes were accounted for prospectively as a change in accounting estimate and did not have a material impact on the Company’s Consolidated Financial Statements.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2026	2025	2025
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$451,303	$234,257	$342,490
Interest-bearing deposits in other banks	237,178	706,014	447,323
Federal funds sold	12,280	26,191	4,852
Total cash and cash equivalents	700,761	966,462	794,665
Securities available for sale, at fair value	3,748,965	4,194,301	4,267,523
Securities held to maturity, at carrying value	845,326	884,216	883,786
Restricted stock, at cost	190,101	190,200	159,320
Loans held for sale	16,825	18,486	24,772
Loans held for investment, net of unearned income	29,296,616	27,796,167	27,361,173
Less: allowance for loan and lease losses	301,432	295,108	293,035
Total loans held for investment, net	28,995,184	27,501,059	27,068,138
Premises and equipment, net	166,524	166,752	168,315
Goodwill	1,754,875	1,733,287	1,726,386
Amortizable intangibles, net	270,016	315,544	333,236
Bank owned life insurance	683,224	672,890	669,102
Other assets	979,864	942,557	977,490
Total assets	$38,351,665	$37,585,754	$37,072,733
LIABILITIES
Noninterest-bearing demand deposits	$6,761,674	$6,844,629	$7,104,642
Interest-bearing deposits	24,203,855	23,627,007	23,560,682
Total deposits	30,965,529	30,471,636	30,665,324
Securities sold under agreements to repurchase	114,650	75,432	91,630
Other short-term borrowings	650,000	650,000	—
Long-term borrowings	857,753	771,860	768,682
Other liabilities	713,129	610,428	630,039
Total liabilities	33,301,061	32,579,356	32,155,675
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	186,792	188,563	188,504
Additional paid-in capital	3,828,984	3,888,841	3,882,830
Retained earnings	1,437,072	1,184,908	1,128,659
Accumulated other comprehensive loss	(402,417)	(256,087)	(283,108)
Total stockholders' equity	5,050,604	5,006,398	4,917,058
Total liabilities and stockholders' equity	$38,351,665	$37,585,754	$37,072,733

Common shares issued and outstanding	140,445,286	141,776,886	141,732,071
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares issued and outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest and dividend income:
Interest and fees on loans	$451,734	$436,807	$441,944	$1,308,169	$1,172,224
Interest on deposits in other banks	1,741	2,165	12,478	6,051	19,982
Interest and dividends on securities:
Taxable	38,793	38,973	40,601	118,773	102,509
Nontaxable	8,865	8,883	8,414	26,702	24,930
Total interest and dividend income	501,133	486,828	503,437	1,459,695	1,319,645
Interest expense:
Interest on deposits	153,553	146,438	170,721	441,769	457,650
Interest on short-term borrowings	8,031	5,327	626	18,585	5,682
Interest on long-term borrowings	11,127	9,945	12,880	33,428	31,568
Total interest expense	172,711	161,710	184,227	493,782	494,900
Net interest income	328,422	325,118	319,210	965,913	824,745
Provision for credit losses	5,731	11,737	16,233	20,205	139,578
Net interest income after provision for credit losses	322,691	313,381	302,977	945,708	685,167
Noninterest income:
Service charges on deposit accounts	12,886	12,259	12,838	37,261	34,743
Other service charges, commissions and fees	2,266	2,286	2,325	6,490	6,332
Interchange fees	3,697	3,750	4,089	10,773	10,816
Fiduciary and asset management fees	20,452	21,460	18,595	62,090	43,014
Mortgage banking income	1,528	2,656	2,811	6,211	6,605
Bank owned life insurance income	5,954	5,734	5,116	16,888	15,979
Loan-related interest rate swap fees	4,530	6,484	5,911	14,988	10,043
Other operating income	3,479	35,619	66	45,122	34,904
Total noninterest income	54,792	90,248	51,751	199,823	162,436
Noninterest expense:
Salaries and benefits	113,978	112,309	108,319	339,700	293,676
Occupancy expenses	13,089	12,862	13,582	39,153	34,944
Furniture and equipment expenses	5,604	5,532	6,536	16,691	16,794
Technology and data processing	17,492	16,016	17,009	49,110	44,444
Professional services	6,193	6,154	8,774	18,115	21,268
Marketing and advertising expense	8,040	5,479	5,100	20,847	12,041
FDIC assessment premiums and other insurance	6,759	6,633	8,817	20,239	22,660
Franchise and other taxes	4,767	4,675	4,669	14,148	14,000
Loan-related expenses	2,544	2,723	1,933	8,118	4,461
Amortization of intangible assets	14,946	15,136	18,145	45,528	41,976
Merger-related costs	—	—	34,812	9,034	118,652
Other expenses	10,921	11,617	10,750	32,596	27,411
Total noninterest expense	204,333	199,136	238,446	613,279	652,327
Income before income taxes	173,150	204,493	116,282	532,252	195,276
Income tax expense	36,518	43,480	24,142	112,441	33,527
Net Income	$136,632	$161,013	$92,140	$419,811	$161,749
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$133,665	$158,046	$89,173	$410,910	$152,848

Basic earnings per common share	$0.95	$1.11	$0.63	$2.90	$1.23
Diluted earnings per common share	$0.94	$1.11	$0.63	$2.89	$1.22

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2026			June 30, 2026
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$3,580,534	$38,793	4.30%	$3,659,723	$38,973	4.27%
Tax-exempt	1,314,635	11,222	3.39%	1,316,804	11,245	3.43%
Total securities	4,895,169	50,015	4.05%	4,976,527	50,218	4.05%
LHFI, net of unearned income (3)(4)	28,927,866	453,611	6.22%	28,243,611	438,508	6.23%
Other earning assets	268,011	2,200	3.26%	324,702	2,663	3.29%
Total earning assets	34,091,046	$505,826	5.89%	33,544,840	$491,389	5.88%
Allowance for loan and lease losses	(300,123)			(293,455)
Total non-earning assets	4,185,040			4,182,588
Total assets	$37,975,963			$37,433,973

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$14,828,582	$84,865	2.27%	$14,949,644	$83,153	2.23%
Regular savings	2,634,711	12,207	1.84%	2,617,569	10,762	1.65%
Time deposits (5)	6,422,120	56,481	3.49%	6,086,936	52,523	3.46%
Total interest-bearing deposits	23,885,413	153,553	2.55%	23,654,149	146,438	2.48%
Other borrowings (6)	1,717,294	19,158	4.43%	1,371,046	15,272	4.47%
Total interest-bearing liabilities	$25,602,707	$172,711	2.68%	$25,025,195	$161,710	2.59%

Noninterest-bearing liabilities:
Demand deposits	6,622,362			6,736,570
Other liabilities	605,951			546,713
Total liabilities	32,831,020			32,308,478
Stockholders' equity	5,144,943			5,125,495
Total liabilities and stockholders' equity	$37,975,963			$37,433,973

Net interest income (FTE)		$333,115			$329,679

Interest rate spread			3.21%			3.29%
Cost of funds			2.01%			1.94%
Net interest margin (FTE)			3.88%			3.94%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $41.3 million and $40.4 million for the three months ended September 30, 2026, and June 30, 2026, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $19 thousand and $111 thousand for the three months ended September 30, 2026, and June 30, 2026, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $452 thousand and $621 thousand for the three months ended September 30, 2026, and June 30, 2026, respectively, in amortization of the fair market value adjustments related to acquisitions.